EX-99.77I

The Olstein Funds established a new series (The Strategic Opportunities Fund) with two classes (A and C) as described in the Amendment dated October 13, 2006 to the Declaration of Trust contained in Post-Effective Amendment No. 21 to the Registration Statement (File No. 811-9038), as filed with the Securities and Exchange Commission via EDGAR on October 13, 2006, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.